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                            EZ COMMUNICATIONS, INC.             PRELIMINARY COPY
                               10800 MAIN STREET
                            FAIRFAX, VIRGINIA 22030

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby constitutes and appoints JAMES R. McKAY, JOHN W. KING and GLENN W. SAUNDERS, Jr., and each of them, as the true and lawful attorneys and proxies for the undersigned, each with full power of substitution, and hereby authorizes a majority of them, or any one if only one be present, to vote, to vote, as designated below and or the reverse hereof, all the shares of Class A Common Stock of EZ Communications, Inc. ("EZ") held of record by the undersigned or with respect to which the undersigned is entitled to vote at the Special Meeting of Shareholders of EZ to be held at The Country Club of Fairfax, 5110 Ox Road, Fairfax, Virginia 22030 on December 17, 1996 at 10:00 a.m. local time, or at any adjournment or postponement thereof.


                                                   (change of address)
                                           ---------------------------
                                           ---------------------------
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                                           (if you have written in
                                           the above space, please
                                           mark the corresponding
                                           reverse side of this
                                           card.)

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder(s). If no directions are made, the Proxies will vote FOR each of the matters listed on the reverse side of this card and, at their discretion, or any other matter that may properly come before this meeting.

          PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                                                                SEE
                          USING THE ENCLOSED ENVELOPE.        REVERSE
                                                               SIDE
                                   P R O X Y

                                   C L A S S

                                       A
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      Please
      mark
      your
      votes as
      in this
      example

          FOR   AGAINST   ABSTAIN




    SIGNATURE(S)                                 DATED:
            ------------------------------          ----------------------, 1996
    SIGNATURE(S)
            ------------------------------       DATE:
                                                    ----------------------, 1996
    PRINT NAME
            ------------------------------
    NOTE: This Proxy should be dated and signed by the shareholder exactly as printed at the left and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.
                                       X
                  SHARES IN YOUR NAME
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1. Approval of the Amended
   and Restated Agreement
   and Plan of Merger,
   pursuant to which EZ
   Communications, Inc.
   will merge with and into
   American Radio Systems
   Corporation or American
   Merger Corporation, a
   Delaware corporation and
   a wholly-owned
   subsidiary of American.
Address Change